UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

W.W. GRAINGER, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-5684

Illinois	36-1150280
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

100 Grainger Parkway, Lake Forest Illinois	60045-5201
(Address of principal executive offices)	(Zip Code)

(847) 535-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	GWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

In connection with the sale of $500,000,000 aggregate principal amount of 4.450% Senior Notes due 2034 by W.W. Grainger, Inc. (the “Company”), the Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (File No. 333-271476):

1. Underwriting Agreement, dated as of September 5, 2024, by and among the Company and BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named in Schedule II thereto;

2. Fifth Supplemental Indenture, dated as of September 12, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee (including Form of Note); and

3. Opinion of Jones Day.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 5, 2024, by and among the Company and BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named in Schedule II thereto.

4.1	Fifth Supplemental Indenture, dated as of September 12, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee (including Form of Note).

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W.W. GRAINGER, INC.

Date: September 12, 2024	By:	/s/ Ronald J. Edwards
	Name:	Ronald J. Edwards
	Title:	Vice President, Corporate Secretary